EXHIBIT 32.2
WRITTEN STATEMENT
PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with Annual Report of Nemaura Medical Inc. and its subsidiaries (the " Company ") on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Iain S Anderson, Chief Financial Officer (Principal Financial Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 27, 2017	By:	/s/ Iain S. Anderson
	Name:	Iain S. Anderson
	Title:	Chief Financial Officer (Principal Financial Officer)